Standalone AT&T
Reconciliation of Free Cash Flow
Dollars in billions
Unaudited
	First Quarter
Cash From Operations	2022	2021
Reported AT&T Cash from Operations	$5.7	$9.9
Less: WarnerMedia & Vrio	2.0	(0.5)
Pro Forma Cash from Operations	$7.7	$9.4

Capital Expenditures	2022	2021
Reported AT&T Capital Expenditures	$(4.7)	$(4.0)
Less: WarnerMedia & Vrio	0.2	0.1
Pro Forma Capital Expenditures	$(4.5)	$(3.9)

Free Cash Flow[1]	2022	2021
Standalone AT&T Cash from Operations	$7.7	$9.4
Standalone AT&T Capital Expenditures	(4.5)	(3.9)
Distributions from DIRECTV classified as investing activities	1.3	—
Vendor Financing	(1.6)	(1.7)
Standalone AT&T Free Cash Flow	$2.9	$3.8
1 Free cash flow is defined as cash from operations and cash distributions from DIRECTV (classified as investing activities) minus capital expenditures and cash paid for vendor financing (classified as financing activities).